EXHIBIT 99.1

Perceptron Announces Fiscal Fourth Quarter And Full-Year 2020 Results

PLYMOUTH, Mich., Sept. 28, 2020 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced results for the three and twelve months ended June 30, 2020.

PERFORMANCE SUMMARY

$ in millions	F4Q19	F3Q20	F4Q20	FY19	FY20
Total Revenue	18.2	12.7	12.6	76.8	62.3
Operating Loss	(8.6)	(3.9)	(1.1)	(6.8)	(3.4)
Adjusted EBITDA	(0.5)	(1.0)	(0.4)	2.2	1.6
GAAP Net Loss	(8.4)	(3.9)	(1.4)	(6.8)	(4.0)
Adjusted Net (Loss) Income	(0.8)	(1.1)	(1.4)	0.1	(0.7)
Total Bookings	20.9	10.9	17.7	71.5	60.2
Total Backlog	38.4	31.2	36.3	38.4	36.3

“Our business performed ahead of expectations during the fiscal fourth quarter,” stated Jay Freeland, Chairman and Interim CEO of Perceptron.  “Bookings increased 62.4% on a sequential basis during the period, driven by increased customer demand in Asia and Europe.  Both China and Germany reported strong sequential and year-over-year growth in bookings, as customers returned to work following the expiration of COVID-19 shelter-in-place orders.”

“Operations at our Asian facilities resumed in March, while Europe and the U.S. restarted in mid-May,” continued Freeland.  “As our facilities re-opened, we were able to capitalize on pent-up customer demand, a trend that continued into the fiscal first quarter.  On the business development front, we continue to grow our project pipeline and leverage our established expertise within the automotive sector, which includes long-term opportunities within the electric and autonomous vehicle markets,” stated Freeland.

“Although COVID-19 remains a headwind, we anticipate a continued, gradual recovery in our end-markets as business conditions begin to normalize,” continued Freeland.  “Looking ahead, we anticipate a steady increase in activity levels in the Americas and Europe during the coming months, similar to what we experienced in Asia during the fiscal fourth quarter, as work stoppages conclude, facilities reopen and new installation activity resumes.”

FINANCIAL RESULTS

For the three months ended June 30, 2020, the Company generated net sales of $12.6 million, versus $18.2 million in the prior-year period.  Sales in the Americas, Europe and Asia declined 47.9%, 22.7% and 25.1% on a year-over-year basis, respectively, in the period.  Sales of Measurement Solutions, which represented 95.7% of total sales in the period, declined 28.6% in the fiscal fourth quarter, when compared to the prior-year period.  For the twelve months ended June 30, 2020, the Company generated net sales of $62.3 million, versus $76.8 million in the prior-year period.

Total gross profit declined 20% on a year-over-year basis, or $1.2 million, to $4.7 million in the fiscal fourth quarter.  Gross profit margin increased 510 basis points to 37.5%, versus 32.4% in the prior-year period, primarily due to the mix of revenue and lower fixed manufacturing costs.  For the twelve months ended June 30, 2020, the Company generated gross profit of $23.3 million, versus $27.2 million in the prior-year period.

The Company reported a net loss of $(1.4) million, or $(0.15) per share, in the fiscal fourth quarter, versus $(8.4) million, or $(0.87) per share, in the prior-year period.  Net loss and adjusted net loss were the same in the fiscal fourth quarter.  For the twelve months ended June 30, 2020, the Company reported a net loss of $(3.9) million, or $(0.41) per share, versus $(6.8) million, or $(0.71) per share, in the prior-year period.  Excluding non-recurring expenses, the Company reported an adjusted net loss of $(0.7) million, or $(0.07) per adjusted diluted share in fiscal 2020 versus $0.1 million, or $0.01 per diluted share in fiscal 2019.

Adjusted EBITDA was $(0.4) million in the fiscal fourth quarter of 2020, versus $(0.5) million in the prior year period, driven by improved operating results on lower sales.  For the twelve months ended June 30, 2020, Adjusted EBITDA was $1.6 million, versus $2.2 million in the prior year period, driven primarily by the effects of the COVID-19 pandemic.

Total bookings declined 15.3% on a year-over-year basis to $17.7 million in the fiscal fourth quarter, as improved bookings in Asia and Europe were more than offset by a decline in the Americas.  Total backlog declined 5.5% on a year-over-year basis to $36.3 million in the fiscal fourth quarter, as improved backlog in Asia was more than offset by a decline in the Americas and Europe.  Both bookings and backlog were adversely impacted by work stoppages and shelter-in-place order resulting from the COVID-19 pandemic.

As of June 30, 2020, the Company had cash and cash equivalents globally of $10.6 million, which includes borrowings of $4.8 million.  On April 16, 2020, Perceptron entered into an unsecured loan with TCF National Bank as the lender in the aggregate principal amount of $2.5 million pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act.  Perceptron intends to apply for forgiveness for this loan under the terms of this program in the first quarter of fiscal 2021.

MERGER AGREEMENT

As previously announced on September 28, 2020, Perceptron has agreed to be acquired by Atlas Copco, a global supplier of automated metrology solutions headquartered in Stockholm, Sweden, for $7.00 per share.  The all-cash transaction values Perceptron at an equity valuation of approximately $68.9 million.  Under the terms of the agreement, Perceptron shareholders will receive $7.00 per share in cash for each share of common stock held.  This consideration represents a premium of approximately 66% to the 30-day average closing share price of $4.22, as of September 25, 2020.   The Board of Directors has approved the merger agreement and recommends that all shareholders vote in favor of the transaction.  Harbert Discovery Fund, L.P. and certain of its affiliates, Perceptron’s largest shareholder, have signed an agreement in support of the offer.   The transaction is expected to close during the calendar fourth quarter 2020, subject to customary closing conditions, including the receipt of shareholder and regulatory approvals.

CONFERENCE CALL

A conference call will be held on September 28, 2020 at 8:30 AM ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.  A webcast of the conference call will be available in the Investor Relations section of Perceptron’s website at investors.perceptron.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:      877-407-9716
International Live: 201-493-6779

ABOUT PERCEPTRON®

Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs.   Headquartered in Plymouth, Michigan, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom.  For more information, please visit www.perceptron.com.

SAFE HARBOR STATEMENT

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including our expectations regarding the possible effects of the COVID-19 pandemic on general economic conditions, public health, and global automotive industry, and the Company’s results of operations, liquidity, capital resources, and general performance in the future, the potential impact of COVID-19 on our customers generally and their plans for retooling projects in particular, our fiscal year 2021 and future results, operating data, new order bookings, revenue, expenses, net income and backlog levels, trends affecting our future revenue levels, the rate of new orders, and our ability to fund our fiscal year 2020 and future cash flow requirements.  We may also make forward-looking statements in our press releases or other public or shareholder communications.  Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements.  While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made.  Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.  Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for our fiscal year 2020.  Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.  The proposed merger is subject to certain conditions precedent, including regulatory approvals and approval of the Company’s shareholders.  The Company cannot provide any assurance that the proposed merger will be completed, nor can it give assurances as to the terms on which such proposed merger will be consummated.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company plans to file relevant materials with the SEC, including a proxy statement on Schedule 14A.  Promptly after filing the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each shareholder entitled to vote at the annual or special meeting relating to the proposed merger. This communication is not a substitute for the proxy statement or any other document filed or to be filed by the Company with the SEC in connection with the proposed merger. INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. The definitive proxy statement and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.

PARTICIPANTS IN SOLICITATION

The Company and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed merger under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC.  Information about the directors and executive officers of the Company may be found in the Company’s definitive proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on September 27, 2019.  These documents can be obtained free of charge from the source indicated above. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2019 annual meeting of shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov or the Company’s website at www.perceptron.com Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

--- Financial Tables Follow ---

PERCEPTRON, INC.
SELECTED FINANCIAL DATA
(In Thousands Except Per Share Amounts)

Condensed Income Statements	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2020	2019	2020		2019
	(Unaudited)	(Unaudited)
Net Sales	$12,607	$18,195	$62,262		$76,822
Cost of Sales	7,881	12,292	38,957		49,630
Gross Profit	4,726	5,903	23,305		27,192
Operating Expenses
Selling, General and Administrative	4,649	4,988	17,245		18,980
Engineering, Research and Development	1,173	1,950	6,105		8,040
Severance, Impairment and Other Charges	-	7,539	3,307	-	6,930
Operating Loss	(1,096)	(8,574)	(3,352)		(6,758)
Other Income and (Expenses), net
Interest Expense, net	(44)	(180)	(136)		(252)
Foreign Currency and Other, net	216	152	(151)		7
Loss Before Income Taxes	(924)	(8,602)	(3,639)		(7,003)
Income Tax (Expense) Benefit	(488)	250	(332)		212

Net Loss	$(1,412)	$(8,352)	$(3,971)		$(6,791)

Loss Income Per Common Share
Basic and Diluted	($0.15)	($0.87)	($0.41)		($0.71)

Weighted Average Common Shares Outstanding
Basic and Diluted	9,727	9,646	9,697		9,612

PERCEPTRON, INC.
SELECTED FINANCIAL DATA
(In Thousands)

Condensed Balance Sheets	June 30, 2020		June 30, 2019

Cash and Cash Equivalents	$10,621		$4,585
Short-Term Investments	355		1,431
Receivables, net	30,653		33,043
Inventories, net	10,387		10,810
Other Current Assets	1,854		1,529
Total Current Assets	53,870		51,398

Property and Equipment, net	5,750		6,538
Goodwill and Other Intangible Assets, net	1,100		3,557
Right of Use Assets	3,668		-
Long-Term Investments	725		725
Long-Term Deferred Income Tax Assets	469		620
Total Non-Current Assets	11,712		11,440

Total Assets	$65,582		$62,838

Lines of Credit and current portion of long-term debt	$2,808		$-
Accounts Payable	6,667		7,397
Deferred Revenue	6,032		6,649
Reserves for Severance, Impairment and Other Charges	148		44
Short-Term Operating Lease Liability	475		-
Other Current Liabilities	5,257		6,111
Total Current Liabilities	21,387		20,201

Long-Term Taxes Payable	-		114
Long-Term Deferred Income Tax Liability	3		41
Long-Term Operating Lease Liability	3,245		-
Long-Term Deferred Revenue	214	-	-
Long-Term Debt, Less Current Portion	1,983		-
Other Long-Term Liabilities	449		556
Total Long-Term Liabilities	5,894		711

Total Liabilities	27,281		20,912

Shareholders' Equity	38,301		41,926
Total Liabilities and Shareholders' Equity	$65,582		$62,838

PERCEPTRON, INC.
NON-GAAP FINANCIAL MEASURES

While Perceptron’s results under Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”) provide significant insight into our operations and financial position, Perceptron’s management supplements its analysis of the business using “Adjusted EBITDA” and “Adjusted Net (Loss) Income”.  These are non-GAAP financial measures.  Management believes these non-GAAP financial measures, when taken together with the corresponding GAAP measures, provide incremental insight into the underlying factors and trends affecting our performance because it excludes the effects of financing, investment, and other non-operating activities that management believes are not representative of our core business.  However, it should be viewed as supplemental data, rather than as a substitute or an alternative to the comparable GAAP measure.  The tables below present a reconciliation of the non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP.

PERCEPTRON, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED NET (LOSS) INCOME
(In Thousands)

	Three Months Ended		Twelve Months Ended		Three Months Ended
	June 30, 2020		June 30, 2020		March 31,
	2020	2019	2020	2019	2020
	Unaudited	Unaudited			Unaudited

Net Loss	$(1,412)	$(8,352)	$(3,971)	$(6,791)	$(3,936)
Interest Expense, net	44	180	136	252	25
Income Tax (Benefit) Expense	488	(250)	332	(212)	(347)
Depreciation and amortization expense	465	336	1,845	2,028	416
Severance, impairment and other charges	-	7,539	3,307	6,930	2,836
Adjusted EBITDA	$(415)	$(547)	$1,649	$2,207	$(1,006)

Net Loss	$(1,412)	$(8,352)	$(3,971)	$(6,791)	$(3,936)
Severance, impairment and other charges	-	7,539	3,307	6,930	2,836
Adjusted Net (Loss) Income	$(1,412)	$(813)	$(664)	$139	$(1,100)

Fully diluted shares outstanding	9,727	9,646	9,697	9,612	9,708
Adjusted Net (Loss) Income Per Share	$(0.15)	$(0.08)	$(0.07)	$0.01	$(0.11)

Adjusted EBITDA, for the periods presented, represents net (loss) income before interest expense, net; income tax (benefit) expense; and depreciation and amortization expense, severance costs, impairment charges and litigation settlements. Adjusted Net (Loss) Income, for the periods presented, represents net (loss) income excluding severance costs, impairment charges and litigation settlements. Adjusted EBITDA and Adjusted Net (Loss) Income do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Adjusted EBITDA is not intended to be a measure of free cash flow available for management and discretionary use of such measures do not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements.

Contact:

Investor Relations
investors@perceptron.com